Exhibit 99.3

PRICKETT, JONES & ELLIOTT
A PROFESSIONAL ASSOCIATION
Writer’s Direct Dial: (302)888-6336 Writer’s Telecopy Number: (302)888-6554 Writer’s E-Mail Address: MHanrahan@prickett.com	1310 KING STREET, BOX 1328 WILMINGTON, DELAWARE 19899 TEL: (302)888-6500 FAX: (302)658-8111 http://www.prickett.com	Dover Office: 11 NORTH STATE STREET DOVER, DELAWARE 19901 TEL: (302)674-3841 FAX: (302)674-5864

January 22, 2010

VIA FEDERAL EXPRESS

Board of Directors QuadraMed Corporation 12110 Sunset Hills Road Suite 600 Reston, VA 20190	Francisco Partners One Letterman Drive Building C - Suite 410 San Francisco, CA 94129

Re:	QuadraMed Series A Cumulative Mandatory
Convertible Preferred Shares

Dear Board Members and Francisco Partners:

This firm represents MacKay Shields LLC, Zazove Associates, LLC and Concordia Partners, L.P., whose clients collectively own approximately 3,645,900 shares of Series A Cumulative Mandatory Convertible Preferred Shares (the “Preferred”) of QuadraMed Corporation (“QuadraMed” or the “Company”), representing more than 91% of QuadraMed’s four million outstanding shares of Preferred. QuadraMed has entered into a December 7, 2009 Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which entities controlled by Francisco Partners (“Francisco”) will acquire the outstanding shares of QuadraMed common stock for $8.50 per share in cash and the outstanding shares of Preferred for $13.7097 per share in cash (the “Merger”). The preliminary proxy statement the Company filed with the SEC on January 4, 2010 (the “Preliminary Proxy”) indicates that the Company and its Board failed to negotiate on behalf of the Preferred and instead told Francisco and other potential acquirors that the terms of the Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares (the “Certificate of Designation” or “COD”), which is

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Appendix A to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”),1 and applicable Delaware law permit the Preferred to be treated on an as-converted basis in any merger agreement. Thus, the $13.7097 per-share merger consideration for the Preferred represents only the amount of cash the holders would receive if their Preferred shares had been converted into common stock prior to the merger.

As discussed below, the Certificate of Designation contains no provision specifying the consideration the Preferred is to receive in a merger or limiting such consideration to the as-converted value of the Preferred. Therefore, under Delaware law and the Delaware appraisal statute, 8 Del.C. §262, the Preferred holders are entitled to the fair value of their shares based on all relevant factors, including all the contract rights and characteristics of the Preferred.

Paying the Preferred conversion value in the Merger is contrary to: (i) § 262’s requirement that fair value must be based on all relevant factors, not on a single factor; (ii) case law holding that preferred stock is entitled to fair value in a merger based on its contract rights; and (iii) generally accepted methods of valuing convertible preferred stock, which recognize that such stock has value not only based on its conversion feature but also as a fixed income security. Measured by applicable legal and financial standards, the fair value of the Preferred substantially exceeds the $13.7097 per-share merger consideration. Indeed, the Preliminary Proxy acknowledges that the value of the Preferred if it was not eliminated in the Merger was so substantial that Francisco concluded the Preferred represented an unacceptable financial risk. The proxy disclosures also confirm that one bidder offered the full $25 face value of the

[1]	The Certificate of Incorporation and Certificate of Designation are sometimes referred to herein together as the “Certificates”.

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Preferred, but that the QuadraMed directors instructed that bidder to restructure its bid to limit the Preferred to its as-converted value. Furthermore, in 2007 the Company recognized that the Preferred’s contract right to prevent the Company from incurring debt is, in and of itself, extremely valuable.

The Preliminary Proxy reveals that QuadraMed’s directors completely disregarded their fiduciary duty to the Preferred holders. They made no effort to ascertain the fair value of the Preferred or to obtain that value for the holders of that stock. To the contrary, they affirmatively sought to limit the Preferred to its as-converted value. The directors apparently did not obtain any legal opinion that the Certificates and Delaware law required that the Preferred receive no more than as-converted value or any financial opinion that as-converted value represented the fair value of the Preferred. The Preliminary Proxy admits that Francisco instigated the directors’ breach of duty by requiring that the Preferred be converted into the right to receive cash consideration on an as-converted rate upon the closing of the Merger. These and other matters have been forcefully raised in the 27 page complaint recently filed by LC Capital Master Fund, Ltd, another significant Preferred holder (the “Fiduciary Action”).

Our clients remain hopeful that QuadraMed and Francisco are willing to enter into a constructive dialogue with the Preferred holders to resolve the issues raised above voluntarily, rather than through judicial proceedings, and to eliminate the substantial financial and legal risk posed by the Preferred’s statutory, contractual and fiduciary rights. Because the position of QuadraMed and Francisco appears to be based primarily upon their belief that the Certificates and Delaware law justify paying the Preferred as-converted value, we set forth below, without

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

prejudice and for settlement purposes only,2 our views as to why the Preferred is not limited to as-converted value and is entitled to fair value, which is substantially greater than the merger consideration. Our clients reserve all their statutory, contractual, legal and equitable rights and all claims, including those asserted in the Fiduciary Action.

A.	The Terms of the Certificates Do Not Authorize Cashing Out the Preferred on an As-Converted Basis

1.	The Certificates Do Not Specify Merger Consideration for the Preferred

The Certificate of Incorporation in Article FOURTH(b) authorizes the QuadraMed Board to fix the terms of QuadraMed’s preferred stock, including dividend, liquidation, voting, conversion and redemption rights. The Board is authorized to fix, state and express “the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange.” Article FOURTH says nothing about the Board fixing terms that limit the consideration QuadraMed’s preferred stock is to receive in a merger.

The Certificate of Designation essentially tracks the categories set forth in Article FOURTH(b) of the Certificate of Incorporation: dividends (Section 3), liquidation (Section 4), conversion (Sections 6-8) and voting (Section 11). It does not contain a separate section on the treatment of the Preferred in a merger. The liquidation preference contained in Section 4(a) of the Certificate of Designation specifically provides that a merger of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company.

[2]	Delaware Rule of Evidence 408.

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Section 7 of the Certificate of Designation governs “Conversion by Holders” and does not restrict the merger consideration the Preferred may receive. The first portion of that section states:

Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

Thus, subparts (a) through (m) of Section 7 all relate to the Preferred holders’ conversion right and do not limit the consideration the Preferred is to receive in a merger to as-converted value.

As is customary with convertible preferred stock, Section 7 contains various anti-dilution and anti-destruction provisions to protect the conversion right of the Preferred.3 Section 7(f) is an anti-destruction provision which states in pertinent part:

If the corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Shares and excluding any transaction to which subparagraph (d)(ii) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common shares into which one Series A Preferred Share was convertible immediately prior to such Transaction ... (emphasis added.)

[3]	Wood v. Coastal States Gas Corp., 401 A.2d 932, 938-39 (Del. 1979); Moran v. Household Int’l, Inc., 500 A.2d 1346, 1352 (Del. 1985).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

The last sentence of Section 7(f) indicates that its provisions “shall similarly apply to successive Transactions.”

Section 7(f) protects the Preferred’s conversion right from being destroyed by mergers and other transactions that eliminate the common stock into which the Preferred is convertible.4 Thus, Section 7(f) applies to a merger “as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof).” This section preserves the conversion rights of “each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction” by providing that each such Preferred Share “shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction.” (Emphasis added).5 Consequently, Section 7(f) protects the Preferred’s conversion right by mandating that Preferred Shares that remain outstanding after the Transaction (i.e., “thereafter”) will be convertible in the future into whatever the common shares were exchanged for in that Transaction.6 The provision does not limit the consideration to be received by Preferred shares which are “converted into the right to receive stock, securities or

[4]	Wood, 401 A.2d at 939; Moran, 500 A.2d at 1352; Mariner LDC v. Stone Container Corp., 729 A.2d 267, 274-75 (Del. Ch. 1998).
[5]

Kumar v. Racing Corp. of America, Inc., 1991 WL 67083 at *6-7 (Del. Ch.) (provision in preferred’s conversion rights providing that in the event of a merger the preferred “shall thereafter be convertible” into the merger consideration received by the common stock “only protects the conversion rights if the preferred survives a merger” by giving the preferred “equivalent rights to convert” after the merger).

[6]	Moran, 500 A.2d at 1352; Continental Airlines Corp. v. American Gen. Corp., 575 A.2d 1160, 1165 (Del. 1990).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

other property in connection with such Transaction.” In particular, it does not say that the Preferred must be treated on an as-converted basis in a merger. Rather, the section indicates that after a merger or other transaction changing the common stock, the Preferred will have the right to receive whatever the common got in the transaction and will retain all its other rights, including its dividend and liquidation preferences. Thus, the Certificate of Designation recognizes that the value of the Preferred derives not solely from its conversion right but also from its other substantial contractual rights.

2.	The History of Section 7 Confirms the COD Does Not Define the Consideration the Preferred Is to Receive in a Merger

The plain language of the COD indicating it does not circumscribe the consideration to be received by the Preferred in a merger is reinforced by the history of Section 7 of the COD. As originally filed, Section 7(a) of the Certificate of Designation only permitted holders of the Preferred to convert their shares “on or before May 31, 2007.” Thus, after May 31, 2007, all the provisions of Section 7 would be moot and inapplicable because the Preferred would no longer be convertible. If, contrary to its plain language, Section 7 had been drafted so as to limit the consideration the Preferred would receive in a merger, Section 7 of the original Certificate could only have been applicable to a merger occurring before May 31, 2007. After that date the Preferred would no longer be convertible at the option of the holders, so all the provisions of Section 7 would be irrelevant.

The Certificate of Designation was amended in 2005 to delete the phrase “exercisable on or before May 31, 2007” from Section 7(a). The proposed amendment was presented to the Company’s common stockholders at the 2005 Annual Meeting of Stockholders held on October

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

26, 2005. The proxy statement for that meeting, filed with the Securities and Exchange Commission on September 15, 2005 (the “2005 Proxy Statement”), indicated that only the holders of common stock were entitled to vote on the amendment, explaining:

Under the terms of the Certificate of Designation for the Series A Cumulative Mandatory Convertible Preferred Stock (“Series A Preferred Stock”), holders of Series A Preferred Stock do not have voting rights for any of the proposals contained in this proxy statement, including the amendments to the Certificate of Designation for the Series A Preferred Stock. Holders of Series A Preferred Stock are allowed to vote only on amendments to the Certificate of Designation that would adversely affect their voting powers, rights or preferences.

The 2005 Proxy Statement repeatedly indicated that the only effect of the amendment was “to extend the time period for conversion of Series A Preferred Stock to common stock.”

At page 24 of the 2005 Proxy Statement, the proposed amendment is described as follows:

The Certificate of Designation, Powers, Preferences and Rights of the Series A Preferred Stock (the “Certificate of Designation”) currently provides that a holder of Series A Preferred Stock has the right to covert its shares into shares of common stock on or before May 31, 2007. Under the terms of the current Certificate of Designation, a holder of Series A Preferred Stock essentially forfeits its right to convert its shares of Series A Preferred Stock into common stock, if it does not exercise this right on or before May 31, 2007, although the Company has the right, under certain conditions, to cause the conversion of shares of the Series A Preferred Stock on or after May 31, 2007.

The Company proposes to amend and restate the Certificate of Designation to:

•	Permit the conversion of shares of Series A Preferred Stock by holders at any time rather than limiting the exercise of the right to a time on or before May 31, 2007

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

*             *             *

In all other respects, the existing terms of the Series A Preferred Stock, including the Company’s right to require mandatory conversion of shares of Series A Preferred Stock on or after May 31, 2007, will remain unchanged. Other than expanding the period during which holders of Series A Preferred Stock may exercise their conversion rights, the proposed amendments will have no effect on the holders of common stock or on the relative rights of any holders of the Company’s securities.

The 2005 Proxy Statement never said that the proposed amendment would result in the Preferred being treated on an as-converted basis in any merger occurring after May 31, 2007. Indeed, an amendment authorizing the elimination of the Preferred in a merger on an as-converted basis for the entire remaining time the Preferred was outstanding would have affected materially and adversely the rights and preferences of the Preferred holders. Consequently, if the 2005 amendment was to have such an effect, it would have required the approval of a majority of the Preferred Shares under Section 11 of the Certificate of Designation.7 The disclosure of the limited effect of the amendment and the absence of a Preferred vote demonstrate that Section 7 never did limit the merger consideration the Preferred could receive to its as converted value.

B.	The Preferred Is Entitled to Fair Value

1.	Interpreting Section 7 as Limiting the Preferred to As-Converted Value Is Contrary to the Delaware Appraisal Statute

The Preliminary Proxy (p. 6) acknowledges that the holders of Preferred are entitled to appraisal rights. Therefore, under 8 Del. C. § 262(h), the Preferred holders have the statutory right to have the Delaware Court of Chancery determine the “fair value” of their shares taking into account “all relevant factors.” Interpreting Section 7(f) as a contractual agreement that the

[7]	See also 8 Del.C. § 242(b)(2).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Preferred may be cashed out in the Merger on an as-converted basis would require a finding that the Preferred intentionally contracted away their statutory right to have the fair value of their Preferred Shares appraised in a judicial proceeding.8 The statutorily conferred appraisal right may be waived only when that result is clearly set forth in the certificate as interpreted under generally applicable principles of construction.9 Thus, the contractual waiver must be “clearly and affirmatively expressed” in the certificate.10 Any ambiguity is to be construed against the issuer.11 Where there is unclear or indirect drafting, the Court will not cut off the stockholder’s statutory right to appraisal of its preferred shares.12

As discussed above, Section 7(f) of the Certificate of Designation does not clearly and affirmatively limit the consideration that Preferred holders may receive in a merger.13 Indeed, the provision indicates what the Preferred will be convertible into after a merger. Therefore, the QuadraMed Certificate of Designation does not contain any provision reducing the Preferred’s rights in a merger.14 Accordingly, the Certificate of Designation does not reflect any clearly and affirmatively expressed waiver of the Preferred’s statutory right to an appraisal of the fair value of the shares.

[8]	In the Matter of the Appraisal of Ford Holdings, Inc. Preferred Stock, 698 A.2d 973, 976-77 (Del. Ch. 1997); Hintmann v. Fred Weber, Inc., 1998 WL 83052, at *10 (Del. Ch.).
[9]	Ford Holdings, 698 A.2d at 977.
[10]	Hintmann, 1998 WL 83052, at *10.
[11]	Id.; Ford Holdings, 698 A.2d at 977-78.
[12]	In Re Appraisal of Metromedia Int’l Group, Inc., 971 A.2d 893, 900 (Del. Ch. 2009), modified on reargument, 2009 WL 1509182 (Del. Ch.), aff’d, 2009 WL 3588233 (Del.).
[13]	Cf. Ford Holdings, 698 A.2d at 978.
[14]	See id. (noting that there was no provision specifically governing and limiting the Series D Preferred’s “Rights on .... Cash-out Merger”).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

2.	Metromedia Shows the Preferred Is Not Limited to As-Converted Value

Metromedia, 971 A.2d at 899, recognized that in an appraisal action the Court of Chancery independently determines the fair value of stock based on all relevant factors, including proof of value by any techniques or methods generally considered acceptable in the financial community. However, the Court determined that the particular certificate of designation governing the Metromedia preferred “clearly and unambiguously” fixed by contract the precise value to be paid to that preferred in a merger. Id. at 901. The Court held that Section 8(g) of the Metromedia certificate of designation provided for the preferred to receive only its as-converted value in a short-form merger under 8 Del.C. § 253.

The differences between the certificate provision in Metromedia, 971 A.2d at 901-03, and Section 7(f) of the QuadraMed Certificate of Designation confirm that Section 7(f) cannot be fairly read to limit the Preferred’s statutory right of appraisal in a merger. First, in Metromedia, Section 8(g) of the Metromedia certificate provided that in the event of a merger each outstanding preferred share “shall, without the consent of any holder of Preferred Stock, become convertible only into [the merger consideration] receivable upon such [merger] by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such [merger].”15 The Court specifically relied on the language indicating the Preferred would “become convertible only” into the merger consideration received by the Common and that this would happen “without the consent” of the Preferred holder as supporting an interpretation of the provision as specifying the merger consideration to which the

[15]	Metromedia, 971 A.2d at 901.

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Metromedia Preferred was entitled in a merger.16 Section 7(f) of the QuadraMed Certificate of Designation does not contain the “without consent” or “become convertible only” language found in the Metromedia certificate. As the Court in Metromedia explained:

Importantly, Section 8(g) operates as a non-consensual conversion provision, treating the Preferred on a merger event as though they have converted (“become convertible” and “which could have been converted”). It could not be more clear on this point: if there is a merger, the Preferred holder must accept (“without consent”) a conversion into Common Stock, calculated pursuant to the certificate’s formula in Section 8(a).17

In contrast, Section 7(f) of the QuadraMed Certificate of Designation is not a non-consensual conversion provision which treats the Preferred as having been converted upon a merger, but instead defines what the Preferred “shall thereafter be convertible into” (i.e., after the merger).18

Second, in Metromedia, Section 8(g) stated that:

The provisions of this Section 8(g) shall be the sole right of holders of Preferred Stock in connection with any [merger]....19

Therefore, the Court in Metromedia, concluded:

Thus, the “sole right” available to MIG’s preferred holders under the certificate of designation was the non-consensual conversion procedure under Section 8(g).20

Section 7(f) of the QuadraMed COD does not contain any “sole right” provision.

Third, in Metromedia, the preferred stock’s conversion right under Section 8(a) was specifically “subject to Section 8(g),” the provision which the Court found fixed the value to be

[16]	Id. at 901-03.
[17]	Id. at 903.
[18]	Kumar, 1991 WL 67083, at *6-7.
[19]	Metromedia, 971 A.2d at 901.
[20]	Id.

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

paid to the preferred holders in a merger. In contrast, Section 7(a) of the QuadraMed Certificate of Designation does not contain a specific reference to Section 7(f).21

Fourth, Section 8 of the Metromedia Certificate of Designation was titled simply “Conversion.” The Court held Section 8(g) was a mandatory conversion provision and there was no other section of that certificate on mandatory conversion. In contrast, Section 7 of the QuadraMed Certificate of Designation is titled “Conversion by Holders,” and Section 8 of the COD, which is plainly not triggered by the Merger, governs mandatory conversion. If the Certificate was intended to permit QuadraMed to cause a mandatory conversion of the Preferred through a merger, such a provision presumably would have been included in Section 8.

C.	Fair Value Must Include All Factors Relevant to the Intrinsic Value of the Preferred

1.	Delaware Law on Fair Value

The Delaware appraisal statute mandates that the Court of Chancery “take into account all relevant factors” in determining the “fair value” of stock.22 Accordingly, in the Merger, the Preferred holders are entitled to be paid the fair value of the preferred shares that are being taken from them based on all relevant factors.23 The statutory requirement that fair value be based on all relevant factors reflects “a legislative intent to fully compensate shareholders for whatever their loss may be.”24 A stockholder is entitled to be paid for that which has been taken from him

[21]	Id.
[22]	8 Del C. § 262(h); Weinberger v. UOP, Inc., 457 A.2d 701, 713 (Del. 1983); Metromedia, 971 A.2d at 899; Paskill Corp. v. Alcoma Corp., 747 A.2d 549, 553 (Del. 2000).
[23]	Rothschild Int’l Corp. v. Liggett Group, Inc., 474 A.2d 133, 137 (Del. 1983).
[24]	Weinberger, 457 A.2d at 714.

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

by the merger25 and to receive the substantial equivalent in value of what he had before the merger.26 Any techniques or methods generally considered acceptable in the financial community that are otherwise admissible in court may be used to prove fair value.27

“All relevant factors” includes all factors and elements which might reasonably enter into the fixing of value.28 All the relevant factors must be considered.29 Exclusive reliance on one factor is not permitted.30

2.	The Fair Value of Preferred Stock

The value of the Preferred is to be determined from the contract rights conferred upon it in the Certificate of Designation.31 Therefore, to determine fair value one must look first to the contract upon which the preferred stock’s value is based.32 It is generally accepted in the financial community that preferred stock should be valued based on its particular preferences and characteristics, including dividend preference, cumulative versus non-cumulative dividends, liquidation preference, redemption provisions and conversion rights. 33

It is also generally accepted in the financial community that convertible preferred stock is essentially two securities: a straight (non-convertible) preferred stock and a warrant or option on

[25]	Id. at 713; Tri-Continental Corp. v. Battye, 74 A.2d 71, 72 (Del. 1950); Paskill, 747 A.2d at 553; Chicago Corp. v. Munds, 172 A. 452, 455 (Del. Ch. 1934).
[26]	Rosenblatt v. Getty Oil Co., 493 A.2d 929, 940 (Del. 1985).
[27]	Weinberger, 457 A.2d at 713; Rosenblatt, 493 A.2d at 940; Cavalier Oil Corp. v. Harnett, 564 A.2d 1137, 1142 (Del. 1989).
[28]	Weinberger, 457 A.2d at 713; Tri-Continental, 74 A.2d at 72.
[29]	Rosenblatt, 493 A.2d at 940; see also Cavalier Oil, 564 A.2d at 1142-43.
[30]

Rapid-American Corp. v. Harris, 603 A.2d 796, 806 (Del. 1992) (no exclusive reliance on market value); Munds, 172 A. at 455 (same); Paskill, 747 A.2d at 554 (net asset value cannot be the sole criterion of value); Tri-Continental, 74 A.2d at 72 (same).

[31]	Metromedia, 971 A.2d at 900.
[32]	Id.
[33]	S. Pratt, R. Reilly & R. Schweiks, Valuing a Business, p. 552 (4th ed).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

the common equity issue.34 Thus, the value of a convertible preferred includes both its investment value as a fixed-income security and its convertibility feature which provides an option or warrant with respect to common stock. 35

The value of what is to be taken from the holders of the QuadraMed Preferred in the Merger is indicated by the Certificate of Designation which provides that if the Preferred remained outstanding after the Merger, it would have (i) the right to convert into the cash receivable for the Common Shares the Preferred would have received if converted immediately prior to the Merger (Section 7(f)), plus (ii) the same dividend and liquidation preferences and other rights as before the Merger (Sections 3-4, 11).

3.	The Fair Value of the Preferred Cannot Be Limited to As-Converted Value

The Preliminary Proxy concedes that the QuadraMed directors made no effort to ensure that the merger consideration reflected the fair value of the Preferred based on all relevant factors. Instead, they set the merger consideration for the Preferred based on a single factor—the as-converted value of the Preferred.36

Limiting the fair value of the Preferred to as-converted value is contrary to Delaware law and generally accepted valuation methods. It does not pay the Preferred holders for what will be taken from them in the Merger: a convertible preferred that has value both as a straight preferred and as an option on QuadraMed common stock or whatever the common stock has been changed

[34]	S. Pratt & R. Grabowski, Cost of Capital, p. 63 (3d ed. 2008); Valuing a Business, pp. 542-43.
[35]	Id.
[36]

See, e.g., Preliminary Proxy, p. 22 (“The per-share consideration to the Series A Preferred represents the common-equivalent consideration for such Series A Preferred Stock based on its current conversion ratio and the per common share merger consideration of $8.50.”).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

into. Instead, the as-converted value gives the Preferred only the contract right which the holder of a naked option or warrant would have: the right to receive what the common gets in the Merger.37 The as-converted value does not give the Preferred the substantial equivalent in value of what they had before the Merger because it includes nothing for the Preferred’s investment value as a fixed income security. Confining the merger consideration solely to the amount payable if the Preferred had converted into common fails to apply all factors relevant to the Preferred’s value, including its dividend, liquidation and other rights. Instead, the use of conversion value as the sole determinant of the Preferred’s merger consideration reflects impermissible reliance on a single factor to the exclusion of other relevant factors. Exclusive reliance on conversion value also ignores the contract rights that should determine the Preferred’s value and is contrary to the generally accepted method of valuing convertible preferred shares. Because the merger consideration reflects only as-converted value, it substantially undervalues the Preferred.

Our clients intend to pursue and defend their rights vigorously, but also wish to take affirmative steps to seek an agreed upon resolution. Accordingly, I will be contacting your legal representatives shortly to determine whether QuadraMed and Francisco have a sincere interest in pursuing settlement discussions or whether resort to judicial remedies, such as those sought in the Fiduciary Action, is the only recourse.

[37]

See Aspen Advisors LLC v. United Artists Theatre Co., 816 A.2d 1251, 1261-64 (Del. 2004) (anti-destruction provision of warrant only entitled holders to same merger consideration received by common stockholders).

Board of Directors

QuadraMed Corporation

Francisco Partners

January 22, 2010

Very truly yours,

/s/ Michael Hanrahan
Michael Hanrahan

MH/nmh

From: Origin ID: ZWIA (302) 888-6500 Michael Hanrahan, Esq. Prickett, Jones & Elliott, P.A. 1310 N. King Street Wilmington, DE 19801	Ship Date: 22JAN10 ActWgt: 1.0 LB CAD: 2108941/INET3010
SHIP TO: (703) 709-2300 BILL SENDER Board of Directors QuadraMed Corporation 12110 SUNSET HILLS RD STE 600 RESTON, VA 20190

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